UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported)                      August 23, 2005

AFFORDABLE RESIDENTIAL COMMUNITIES INC.

(Exact name of registrant as specified in charter)

Maryland

(State or other jurisdiction of incorporation)

001-31987	84-1477939
(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Suite 900, Denver, CO	80203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code               303-383-7500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03                Creation of a Direct Financial Obligation.

Affordable Residential Communities Inc. announced on August 23, 2005 that its operating partnership, Affordable Residential Communities LP, has issued an additional $9.6 million aggregate principal amount of its 7-1/2% senior exchangeable notes due 2025 to qualified institutional buyers in a private transaction.  The operating partnership issued $87 million aggregate principal amount of the notes on August 9, 2005 and granted Merrill Lynch an option to purchase up to an additional $13 million notes within 30 days of the initial issuance of the notes.  Merrill Lynch exercised its option to purchase the additional notes on August 18, 2005.  With the exercise of the option, there are $96.6 million notes outstanding.

The notes were sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933. The notes and the shares of the Company’s common stock issuable upon exchange of the notes have not been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws. The August 23, 2005 announcement is neither an offer to sell nor a solicitation to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

A copy of the press release relating to the announcement is furnished by attachment hereto as Exhibit 99.1.

Item 9.01                Financial Statements and Exhibits.

Attached as exhibits hereto are

Exhibit Number	Description
99.1	Press Release dated August 23, 2005

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFORDABLE RESIDENTIAL COMMUNITIES INC.

Date: August 23, 2005	/s/ Scott L. Gesell
Scott L. Gesell
Executive Vice President